NUMBER

MH
MYSTIC HOLDINGS INC.

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP 628641 10 2

AUTHORIZED: 200,000,000 COMMON SHARES,
$0.001 PAR VALUE PER SHARE

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies That SPECIMEN ONLY

is the owner of

Fully Paid and Non-Assessable Common Stock, $0.001 Par Value of

MYSTIC HOLDINGS INC.

transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and the Bylaws of the Corporation as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signature of its duly authorized officers.

Dated:

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
EQUINITI TRUST COMPANY

TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN FINANCIAL PRINTING, INC.